DELOITTE &
  TOUCHE LLP
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                                                                      EXHIBIT 11


                   Consent of Independent Public Accountants


The Montgomery Funds III:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No.4 to Registration Statement No. 33-84450 of The Montgomery Funds III on Form N-1A of our report dated January 31, 1997 incorporated by reference in the Combined Statement of Additional Information for Montgomery Variable
Series: Growth Fund, Montgomery Variable Series: Emerging Markets Fund, and Montgomery Variable Series: International Small Cap Fund, and (b) the references to us under the captions "Financial Highlights" appearing in the Prospectus for each of the above-named funds, which also are a part of such Registration Statement.


Deloitte & Touche LLP

April 2, 1997